Exhibit 99.1
TeleTech Reports Second Quarter 2005 Financial Results
Generates $11 Million in Free Cash Flow and Repurchases $15 Million in Common Stock;
Announces Phase IV Cost Improvement Plan
Denver, Colo., August 3, 2005 – TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer management and transaction-based business process outsourcing (BPO) services, today announced second quarter 2005 financial results. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2005.

	Second Quarter	Second Quarter
	2005	2004
Financial Results (Unaudited)
Revenue	$253.9M	$265.5M
Operating income	$4.5M	$14.9M
Net income	$3.7M	$2.4M

EPS – diluted	$0.05	$0.03

Total stockholders’ equity	$297.9	$278.4

Other Financial Measures
Operating income margin	1.8%	5.6%
Total debt to total stockholders’ equity	10.1%	26.1%
Net cash*	$52.7M	$7.8M
Free cash flow*	$11.0M	$(17.6)M
Days sales outstanding (DSOs)	56	57

*	See reconciliation of Non-GAAP financial measures below.
REVENUE
Second quarter 2005 revenue was $253.9 million compared to $265.5 million during the year ago quarter resulting from lower revenue in North America.
During the past sixty days, the Company signed agreements with several new and existing clients, including one of the largest global airlines, a major U.S. healthcare company, a U.S. cable company, a digital entertainment company, and a leading U.S. wireless company, among others. These contracts represent approximately $50 million of annualized revenue once fully ramped. This future revenue will be offset, in part, by a client with excess internal capacity that is moving work back in-house during the third quarter 2005.
OPERATING INCOME
Second quarter 2005 income from operations of $4.5 million was $10.5 million less than the year ago quarter due to, among other items described in the 2005 second quarter Form 10-Q, a $7.5 million decline in Newgen’s operating results and, as anticipated, a $2.7 million reduction in minimum commitments from a large client. Additional information regarding comparability to the prior year quarter is included in the Company’s June 2005 Quarterly Report on Form 10-Q.
The second quarter 2005 benefited by $3.4 million related to a one-time reduction in TeleTech’s self insurance liability and a litigation settlement. These benefits were offset, in part, by a $2.5 million charge for the planned closure of TeleTech’s Glasgow, Scotland facility disclosed in the Company’s Business Update press release dated July 19, 2005. TeleTech believes the decision to exit the Glasgow facility is in the best interest of its shareholders as it positions the Company to return to profitability in the United Kingdom during the latter half of 2006.
COST IMPROVEMENT INITIATIVES

During the past two years, TeleTech implemented and successfully achieved two cost improvement plans totaling $60 million. In January 2005, TeleTech announced the third phase of its cost improvement plan of $20 million annually and is on target to fully realize these improvements during 2006.
Today, TeleTech announced the fourth phase of its cost improvement initiatives, which is expected to further improve the Company’s future cost structure by an additional $20 million annually. The major cost improvement initiatives in Phase IV include efficiencies gained from modifying the way TeleTech hires, trains, and retains employees, as well as savings associated with exiting higher-cost global facilities.
When TeleTech completes the Phase IV plan, the Company will have achieved $100 million in cost improvements since the multi-phase plan was originally announced in August 2003.
EXECUTIVE COMMENTARY
Ken Tuchman, Chairman and Chief Executive Officer said, “While I am disappointed that Newgen did not reduce its operating loss as anticipated, we continue to take the necessary steps to return them to profitability. During the quarter, Newgen made progress in completing its technology migration to a new platform and in consolidating its operational and back office functions within core TeleTech. Additionally, we are nearing completion of our search for a proven, experienced professional to lead Newgen, and believe that individual will be on board during the fourth quarter.”
“On an annualized run-rate basis, TeleTech has been incurring at least $15 million in higher selling, general and administrative expenses to deploy and market new innovative offerings such as TeleTech On DemandTM and TeleTech In CultureTM, to expand the sales organization, and to streamline and standardize operational processes. I am confident that these investments will pay off in the future. Our primary focus remains continuing to close new business, sell higher-margin offerings, and invest in our sales organization to drive long-term profitable growth. Since the beginning of 2005, we have repurchased 3.3 million shares for a total of nearly $32 million and going forward, management is committed to continuing the share repurchase program.”
Dennis Lacey, Executive Vice President and Chief Financial Officer, said, “As a result of our profitability and cost improvement initiatives, our net cash position grew $45 million from the year ago period, after repurchasing $32 million of treasury stock during that period of time. We continue to pursue ongoing cost improvement initiatives and today we are announcing Phase IV of our multi-phase cost improvement plan.”
INTEREST EXPENSE
Interest expense in the second quarter 2005 was $0.7 million, lower by $1.9 million from the $2.6 million reported for the second quarter of 2004. Second quarter 2005 interest expense was higher than for the first quarter of 2005 as a result of utilizing the revolving credit facility to repurchase the Company’s common stock.
BALANCE SHEET
TeleTech ended the second quarter 2005 in a strong financial position with $82.9 million in cash and cash equivalents and net cash of $52.7 million after $30.2 million in total debt. DSOs were 56 days at the end of June and within the Company’s targeted DSO range of 50 to 60 days.
Capital expenditures for the second quarter 2005 were $9.2 million versus $8.5 million during the year ago quarter.
LIQUIDITY AND FREE CASH FLOW
TeleTech generated $11.0 million of free cash flow during the second quarter of 2005, which improved from the year ago quarter primarily due to a decrease in accounts receivable.
During the second quarter of 2005, TeleTech continued its share repurchase program and purchased 1.9 million shares for $15 million, leaving approximately $13 million authorized to be repurchased under the Company’s current share buy-back program. Going forward, management of the Company is committed to continuing its share repurchase program.
THIRD QUARTER 2005 OUTLOOK
TeleTech believes third quarter revenue will be comparable to the second quarter revenue as the summer is seasonally slower in certain international regions and revenue from new business wins are expected to begin ramping primarily in the fourth quarter 2005 and continue ramping during 2006. The Company believes its Newgen subsidiary will operate at a profit, excluding corporate allocations, during the fourth quarter of 2005.
NON-GAAP FINANCIAL MEASURES
Pursuant to Regulation G as issued by the Securities and Exchange Commission, the tables below provide a reconciliation of the differences between the Non-GAAP financial measures as discussed above including “Net cash” and “Free cash flow”, and TeleTech’s closest comparable financial measures in each case calculated in accordance with GAAP.

	Second	Second
	Quarter 2005	Quarter 2004
Net Cash:
Cash and cash equivalents	$82.9M	$80.4M
Less: current portion of long-term debt and capital lease obligations	$(0.2)M	$(0.8)M
Long-term capital lease obligations	$(1.1)M	$(0.3)M
Bank debt	$(21.9)M	$(64.2)M
Grant advances	$(7.0)M	$(7.3)M

Net Cash	$52.7M	$7.8M

	Second	Second
	Quarter 2005	Quarter 2004
Free Cash Flow:
Net cash provided by (used in) operating activities	$20.2M	$(9.1)M
Less: purchases of property and equipment	$(9.2)M	$(8.5)M

Free Cash Flow	$11.0M	$(17.6)M
These Non-GAAP financial measures should be used in addition to, but not as a substitute for, the Company’s comparable GAAP financial measures. They are presented because TeleTech’s management uses this information when evaluating current results of operations, and believes this information provides the users of the financial statements with a useful comparison of TeleTech’s current results of operations with past and future periods.
SEC FILINGS
The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.
CONFERENCE CALL
TeleTech executive management will hold a conference call to discuss second quarter 2005 financial results on Thursday, August 4, 2005, at 11:00 a.m. Eastern Time. You are invited to join a live webcast of the call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Thursday, August 18, 2005.
ABOUT TELETECH
     TeleTech is a global business services company that provides a full range of front- to back-office outsourced solutions including customer management, BPO, and database marketing services to measurably enhance clients’ core customer management processes. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its more than 32,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.
FORWARD-LOOKING STATEMENTS
THIS PRESS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS RELATING TO FUTURE RESULTS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE TELETECH’S AND ITS SUBSIDIARIES’ ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING BUT NOT LIMITED TO THE FOLLOWING: RISKS ASSOCIATED WITH ACHIEVING THE COMPANY’S EXPECTED PROFIT IMPROVEMENT IN ITS UNITED KINGDOM OPERATIONS; THE ABILITY TO CLOSE AND RAMP NEW BUSINESS OPPORTUNITIES THAT ARE CURRENTLY BEING PURSUED WITH EXISTING CLIENTS AND POTENTIAL CLIENTS; THE ABILITY FOR THE COMPANY TO EXECUTE ITS GROWTH PLANS, INCLUDING SALES OF NEW PRODUCTS (SUCH AS TELETECH ON DEMANDTM AND TELETECH IN CULTURETM); TO INCREASE PROFITABILITY VIA THE GLOBALIZATION OF ITS NORTH AMERICAN BEST OPERATING PRACTICES; TO ACHIEVE ITS THREE-YEAR FINANCIAL GOALS AND TARGETED COST REDUCTIONS; THE POSSIBILITY OF THE COMPANY’S DATABASE MARKETING AND CONSULTING SEGMENT NOT INCREASING REVENUE, LOWERING COSTS, ACHIEVING PROFITABILITY, BEFORE CORPORATE ALLOCATION, IN THE FOURTH QUARTER OF 2005, OR RETURNING TO HISTORIC LEVELS OF PROFITABILITY; THE POSSIBILITY OF LOWER REVENUE OR PRICE PRESSURE FROM CLIENTS EXPERIENCING A DOWNTURN IN THEIR BUSINESS; GREATER THAN ANTICIPATED COMPETITION IN THE CUSTOMER CARE MARKET, CAUSING ADVERSE PRICING AND MORE STRINGENT CONTRACTUAL TERMS; RISKS ASSOCIATED WITH LOSING OR NOT RENEWING CLIENT RELATIONSHIPS, PARTICULARLY LARGE CLIENT AGREEMENTS, OR EARLY TERMINATION OF A CLIENT AGREEMENT; THE RISK OF LOSING CLIENTS DUE TO CONSOLIDATION IN THE INDUSTRIES WE SERVE; CONSUMERS’ CONCERNS OR ADVERSE PUBLICITY REGARDING THE PRODUCTS OF THE COMPANY’S CLIENTS; HIGHER THAN ANTICIPATED START-UP COSTS OR LEAD TIMES ASSOCIATED WITH NEW VENTURES OR BUSINESS IN NEW MARKETS; EXECUTION RISKS ASSOCIATED WITH PERFORMANCE-BASED PRICING METRICS IN CERTAIN CLIENT AGREEMENTS; THE COMPANY’S ABILITY TO FIND COST EFFECTIVE LOCATIONS, OBTAIN FAVORABLE LEASE TERMS, AND BUILD OR RETROFIT FACILITIES IN A TIMELY AND ECONOMIC MANNER; RISKS ASSOCIATED WITH BUSINESS INTERRUPTION DUE TO WEATHER OR TERRORIST-RELATED EVENTS; RISKS ASSOCIATED WITH ATTRACTING AND RETAINING COST-EFFECTIVE LABOR AT THE COMPANY’S CUSTOMER MANAGEMENT CENTERS; THE POSSIBILITY OF ADDITIONAL ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES; RISKS ASSOCIATED WITH CHANGES IN FOREIGN CURRENCY EXCHANGE RATES; ECONOMIC OR POLITICAL CHANGES AFFECTING THE COUNTRIES IN WHICH THE COMPANY OPERATES; CHANGES IN ACCOUNTING POLICIES AND PRACTICES PROMULGATED BY STANDARD SETTING BODIES; AND, NEW LEGISLATION OR GOVERNMENT REGULATION THAT IMPACTS THE CUSTOMER CARE INDUSTRY.
PLEASE REFER TO THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED JUNE 30, 2005, FOR A DETAILED DISCUSSION OF FACTORS DISCUSSED ABOVE AND OTHER IMPORTANT FACTORS THAT MAY IMPACT THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, AND CASH FLOWS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS OR CHANGES IN FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2005		2004		2005		2004
Revenue	$253,933		$265,531		$508,259		$533,529

Operating expenses:
Costs of services	187,161	(1)	194,674		378,171	(1)	398,405
Selling, general & administrative	46,110	(2)	38,777	(7)	90,086	(2)	79,143	(7)
Depreciation and amortization	13,683		14,206		27,991		30,188
Restructuring charges, net	(10)	(3)	322	(8)	943	(6)	2,164	(11)
Impairment losses	2,537	(4)	2,641	(9)	2,537	(4)	2,641	(9)

Total operating expenses	249,481		250,620		499,728		512,541

Operating Income	4,452		14,911		8,531		20,988

Other income (expense)	132	(5)	(1,242)		1,006	(5)	(3,602)
Debt restructuring charges	—		(7,646)	(10)	—		(7,646)	(10)

Income Before Income Taxes	4,584		6,023		9,537		9,740

Income tax expense	623		3,675		2,772		6,197	(11)

Income before Minority Interest	3,961		2,348		6,765		3,543

Minority interest	(249)		42		(312)		248

Net Income	$3,712		$2,390		$6,453		$3,791

Basic Earnings Per Share	$0.05		$0.03		$0.09		$0.05

Diluted Earnings Per Share	$0.05		$0.03		$0.09		$0.05

Operating Income Margin	1.8%		5.6%		1.7%		3.9%
Net Income Margin	1.5%		0.9%		1.3%		0.7%
Effective Tax Rate	13.6%		61.0%		29.1%		63.6%

Weighted Average Shares
Basic	73,008		74,519		73,594		74,794
Diluted	74,501		75,260		75,611		75,892

Notes:

1.	Includes a $(2.0) million benefit due to revised estimates of self-insurance accruals.

2.	Includes a $(0.4) million benefit due to revised estimates of self-insurance accruals.

3.	Represents a $0.1 million charge related to a reduction in force, and a $(0.1) million benefit related to revised estimates of restructuring charges.

4.	Represents a $1.5 million charge related to the impairment of fixed assets in connection with SFAS No. 144 and a $1.0 million charge related to facility exit charges.

5.	Includes a $(1.0) million benefit due to a litigation settlement.

6.	Represents the net $0.0 million benefit described in Note 3 above, in addition to a $1.0 million charge related to a reduction in force.

7.	Includes a $1.9 million reversal of a portion of the estimated sales or use tax liability related to the Database Marketing and Consulting segment.

8.	Represents a $0.2 million charge related to a reduction in force, and a $0.1 million charge related to revised estimates of restructuring charges.

9.	Represents a $2.6 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

10.	Represents a $7.6 million one-time charge related to restructuring of the Company’s debt facilities, including a make-whole payment.

11.	Represents the $0.3 million charges described in Note 8 above, in addition to a $1.6 million charge related to a reduction in force, a $(0.2) million benefit related to revised estimates of restructuring charges, and a $0.4 million charge related to a facility exit charge in connection with SFAS No. 146.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
SEGMENT DISCLOSURES
(In thousands)
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue:
North American Customer Care	$303,922	$323,934	$151,670	$161,658
International Customer Care	161,561	159,608	81,141	79,184
Database Marketing & Consulting	42,776	49,987	21,122	24,689

Total	$508,259	$533,529	$253,933	$265,531

Operating Income (Loss) :
North American Customer Care	$25,098	$27,810	$13,865	$18,011
International Customer Care	(10,317)	(11,901)	(5,994)	(7,184)
Database Marketing & Consulting	(6,250)	5,079	(3,419)	4,084

Total	$8,531	$20,988	$4,452	$14,911

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,909	$75,066
Accounts receivable, net	156,219	148,627
Other current assets	51,973	54,342

Total current assets	291,101	278,035

Property and equipment, net	120,852	132,214
Other assets	87,637	86,546

Total assets	$499,590	$496,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$143,707	$136,192
Other noncurrent liabilities	51,712	30,186
Minority interest	6,235	7,872
Total stockholders’ equity	297,936	322,545

Total liabilities and stockholders’ equity	$499,590	$496,795

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2005	2004	2005	2004
Cash flow from operating activities:
Net income	$6,453	$3,791	$3,712	$2,390
Adjustments to reconcile net income to net cash provided by (used in ) operating activities:
Depreciation and amortization	27,991	30,188	13,683	14,206
Other	869	(17,200)	2,820	(25,681)

Net cash provided by (used in) operating activities	$35,313	$16,779	$20,215	$(9,085)

Total Capital Expenditures	$13,571	$20,343	$9,174	$8,477

Free Cash Flow	$21,742	$(3,564)	$11,041	$(17,562)